                                 EXHIBIT 23.1



        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 with regard to the 1994 Restricted Stock Plan of our report dated January 24, 1994 incorporated by reference in BayBanks, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.


/s/ KPMG Peat Marwick
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KPMG Peat Marwick

July 11, 1994

























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